SECOND AMENDMENT TO
                        LOAN AGREEMENT AND LOAN DOCUMENTh

        THIS SECOND AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS ("Amendment") dated as of the 17th day of July, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and between CONSUMAT ENVIRONMENTAL SYSTEMS, INC. (formerly known as Reorganized Consumat Systems, Inc.), a Virginia
corporation  ("Borrower"),   and  SIRROM  INVESTMENTS,   INC.,  a  wholly-owned
subsidiary of and successor-in-interest to Sirrom Capital Corporation, a Tennessee corporation ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Sirrom Capital Corporation and Lender have made term loans to Borrower in the aggregate original principal amount of ONE MILLION and No/lOOths Dollars ($1,000,000.00) (the "Loan") on the terms and conditions set forth in that certain Loan Agreement dated as of March 12,1996, by and between Sirrom Capital Corporation and Borrower (as now or hereafter amended, the "Loan Agreement"); capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement; and

         WHEREAS,   the  Loan  is  further  evidenced  and  secured  by  certain agreements, documents and instruments as more particularly described in the Loan Agreement and defined therein as the "Loan Documents"; and

         WHEREAS, Borrower desires to borrow from Lender and Lender desires to lend to Borrower an additional FIVE HUNDRED THOUSAND and No/lOOths Dollars ($500,000.00) (the "Additional Loan"), all on the terms and conditions set forth in the Loan Agreement, secured and evidenced by among other things (a) a security interest in certain personal property granted pursuant to that certain Security Agreement dated as of March 12, 1996, by and between Sirrom Capital Corporation and Borrower (the "Security Agreement"); and (b) a security interest in certain intellectual property granted pursuant to that certain Collateral Assignment of Intellectual Property dated as of March 12,1996, by and between Sirrom Capital Corporation and Borrower.

         WHEREAS, this Amendment shall amend the Loan Documents.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. The second sentence of Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

          The Loan shall be evidenced by (i) a promissory note (the "First Note") in the original principal amount of $500,000.00, substantially in the form of Exhibit A attached hereto and incorporated herein by this reference, dated March 12, 1996, executed by Borrower in favor of Sirrom Capital Corporation, (ii) a promissory note (the "Second Note") in the original principal amount of $500,000.00, substantially in the form of Exhibit A attached to that certain First Amendment to Loan Agreement and Loan Documents dated March 26, 1997 (the "First Amendment") and incorporated herein by this reference, of even date with the First Amendment executed by Borrower in favor of Lender, and
          (iii) a promissory note (the "Third Note") in the original principal amount of $500,000.00, substantially in the form of Exhibit A attached to the Amendment and incorporated herein by this reference, of even date with the Amendment, executed by Borrower in favor of Lender (the First Note, the Second Note, and the Third Note shall be referred to herein collectively as the "Note").

         2. The obligations of Borrower in connection with and/or relating to the Additional Loan are further evidenced and/or secured by the Loan Documents.

         3. Upon satisfaction of the conditions set forth in Section 9 hereof, Lender shall immediately disburse the proceeds of the Additional Loan to Borrower by wire transfer upon instructions therefor given to Lender.

         4. Borrower hereby represents and warrants to Lender that all of the representations made in Section 2.1 of the Loan Agreement are (i) now applicable to Borrower and (ii) true and correct as of the date hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference.

         5. The covenants and agreements in Article III of the Loan Agreement are amended as set forth on Schedule B attached hereto and incorporated herein by this reference.

         6.  Borrower  hereby   represents  and  warrants  to  Lender  that  all
representations regarding Borrower's location(s) set forth in Section 3(f) of the Security Agreement are true and correct as of the date hereof.

         7. Borrower shall pay to Lender a processing fee of $10,000.00 in connection with the Additional Loan.

         8. Borrower shall use the proceeds of the Additional Loan for (a) working capital and (b) to finance a contract for the construction of an incinerator.

         9. The obligation of Lender to fund the Additional Loan on the date hereof is subject to Borrower's satisfaction of each of the following:

         (a) delivery to Lender of a Secured Promissory Note executed by Borrower, substantially in the form of Exhibit A attached hereto;

         (b) delivery to Lender of a Stock Purchase Warrant executed by Borrower, substantially in the form of Exhibit B attached hereto, together with a warrant valuation letter in form and substance acceptable to Lender;

         (c) delivery to Lender of an opinion of LeClair Ryan, as Borrower's counsel, of even date herewith, in form and substance acceptable to Lender's counsel, Chambliss, Bahner & Stophel, P.C.;

         (d) delivery to Lender of a Corporate Secretary's Certificate in form and substance satisfactory to Lender;

         (e) delivery to Lender of resolutions of Borrower's Board of Directors authorizing the Additional Loan, the issuance of the stock purchase warrant in connection therewith and the reservation of the shares to be issued in connection with such warrant;

         (f) delivery to Lender of SBA forms 480, 652 and 1031 (Part A) completed and executed by Borrower; and

         (g) delivery to Lender of a Subordination Agreement executed by Central Fidelity in form and substance satisfactory to Lender's counsel.

         10. The terms "Loan Document" and "Loan Documents" as defined in the Loan Agreement are amended to include this Amendment and any and all other documents relating to the Loan or the Additional Loan (i) by and between Borrower or any other person or entity and Lender or (ii) executed by Borrower or any other person or entity in favor of Lender.

         11. Except as  modified  and  amended  hereby,  the Loan
Documents shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER:                                     LENDER:

CONSUMAT ENVIRONMENTAL                        SIRROM INVESTMENTS, INC.,
SYSTEMS, INC.,                                a Tennessee corporation and
a Virginia corporation                        assignee of Sirrom Capital
                                              Corporation

By: /s/ Robert L. Massey                      By: /s/ David M. Resha
Title: /s/ President & CEO                    Title: COO

                                   SCHEDULE A

                       Modifications of and Supplements to
                         Representations and Warranties



         1. The first sentence of Section 2.1(e) of the Loan Agreement is deleted and replaced with the following:

                  The authorized capital stock of Borrower consists of (i) 25,000,000 shares of common stock, of which 1,011,200 shares (the "Common Shares") are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, of which 0 shares (the "Preferred Shares") are issued and outstanding.

         2. Schedule 2. l(e) to the Loan Agreement is deleted and replaced with new Schedule 2.1(e) attached hereto.

         3. Schedule 2. l(i)(A) and (B) to the Loan Agreement is deleted and replaced with new Schedule 2. 1(i)(A) and (B) attached hereto.

         4. Schedule 2.1(1) to the Loan Agreement is deleted and replaced with new Schedule 2.1(1) attached hereto.

         5. Schedule 2.1(o) to the Loan Agreement is deleted and replaced with new Schedule 2.1(O) attached hereto.

         6. Schedule 2.1(r) to the Loan Agreement is deleted and replaced with new Schedule 2.1(r) attached hereto.



         Schedule 2. 1(e) - Outstanding Options, Warrants, etc.


                                    1996 Incentive Stock Option Agreement
                                    -------------------------------------
             NAME                       ISSUE DATE            # OF SHARES    EXERCISE PRICE       EXPIRATION
             ----                       ----------            -----------    --------------       ----------
Robert L. Massey                          12/13/96               30,000          $1.5625          12/12/2006
Robert S. Lee                             12/13/96               20,000           1.5625          12/12/2006
Mark E. Hills                             12/13/96               20,000           1.5625          12/12/2006
Patricia B. Bradley                       12/13/96                2,500           1.5625          12/12/2006
Chris C. Brown                            12/13/96               10,000           1.5625          12/12/2006
George A. Fultz                           12/13/96                2,500           1.5625          12/12/2006
G. Franklin Searles                       12/13/96                2,500           1.5625          12/12/2006
Andrew E. Silver                          12/13/96               10,000           1.5625          12/12/2006


                                           Directors' Stock Options
                                           ------------------------
D. Randolph Graham                        06/14/96               25,000           $ 3.50          06/14/2006
Charles E. Horner                         06/14/96               25,000             3.50          06/14/2006


                                              Socha Stock Option
                                              ------------------
Peter T, Socha                            01/14/97              100,000         $ 1.3125          01/13/2007


                                       Non-Management Stock Option Plan
                                       --------------------------------
15,000 shares for                         12/13/96                  500         $ 1.5625          12/12/2006
   30 Non-Management
   Employees
   (500 share each)

Schedule 2. l(i)(A) - Financial Statements

See December 1996 Statement of Earnings and Balance Sheet attached


Schedule 2. 1(i)(B) - Additional Borrowings Since

There has been no additional borrowings since the attached December 1996 Statements attached, except for the borrowing by Borrower of $500,000 from Sirrom Capital Corporation on March 26, 1997.

CONSUMAT ENVIRONMENTAL SYSTEMS, INC.
(Formerly Reorganized Consumat Systems, Inc.)

Balance Sheet

December 31, 1996

- ------------------------------------------------------------------------------------------------------------------------



Assets                                                                                                        Successor
- ------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents                                                                            $     684,262
     Short-term investment                                                                                       92,500
     Accounts receivable and contract costs (net of allowance for doubtful accounts of $10,000) (note 4)        696,613
     Inventories (note 5)                                                                                       226,351
     Other current assets                                                                                        70,812
- ------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                          1,770,538
- ------------------------------------------------------------------------------------------------------------------------

Property, plant and equipment, net (note 6 and 8)                                                               669,893
Note receivable from officer (note 3)                                                                            19,028
Debt issuance costs, net of accumulated amortization                                                             79,111
Deferred income taxes (note 11)                                                                                 154,921
Reorganization value in excess of amounts allocable to identifiable
     assets, net of accumulated amortization (note 2)                                                         1,045,372
- ------------------------------------------------------------------------------------------------------------------------

                                                                                                          $   3,738,863
- ------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
- ------------------------------------------------------------------------------------------------------------------------

Current liabilities:
     Current maturities of capital lease obligation (note 8)                                              $      75,082
     Current maturities of long-term debt (note 7)                                                               59,578
     Accounts payable                                                                                            63,764
     Accrued warranty costs                                                                                      61,400
     Other accrued expenses                                                                                     164,498
- ------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                                       424,322
- ------------------------------------------------------------------------------------------------------------------------

Senior debt (note 9)                                                                                          1,500,000
Long-term debt (note 7)                                                                                          85,311
Capitalized lease obligation, excluding current maturities (note 8)                                             501,668
- ------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                             2,511,301
- ------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (note 13)

Stockholders' equity (note 10):
     Preferred stock, $1 par value: authorized - 5,000,000 shares,
        issued and outstanding shares - none                                                                          -
     Common stock, $1 par value:  authorized - 25,000,000 shares;
        issued and outstanding shares - 1,010,000                                                             1,010,000
     Retained earnings                                                                                          217,562
- ------------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                                                    1,227,562
- ------------------------------------------------------------------------------------------------------------------------

                                                                                                          $   3,738,863
- ------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

CONSUMAT ENVIRONMENTAL SYSTEMS, INC.
(Formerly Reorganized Consumat Systems, Inc.)

Statements of Income

December 31, 1996

- -------------------------------------------------------------------------------------------------------------------

                                                                  Successor                   Predecessor
                                                           -----------------   ------------------------------------
                                                                Period from         Period from
                                                                March 12 to         January 1 to      Year ended
                                                               December 31,           March 11,       December 31,
                                                                       1996                1996               1995
- -------------------------------------------------------------------------------------------------------------------

Revenues                                                $         4,282,194             923,043          4,399,309

Cost of revenues                                                  2,866,987             706,309          3,246,326
- -------------------------------------------------------------------------------------------------------------------

Gross profit                                                      1,415,207             216,734          1,152,983

Selling, general and administrative expenses                        790,428             177,710            992,110

Amortization of reorganization value in excess
     of amounts allocable to identifiable assets                     43,066                   -                  -
- -------------------------------------------------------------------------------------------------------------------

Operating income                                                    581,713              39,024            160,873

Other income (expense):
     Investment income                                               20,192                   -              5,264
     Interest expense                                              (242,369)            (48,998)          (107,217)
     Other                                                           18,026              48,660             30,318
- -------------------------------------------------------------------------------------------------------------------

Total other income (expense), net                                  (204,151)               (338)           (71,635)
- -------------------------------------------------------------------------------------------------------------------

Income before fresh start revaluation, income tax
     expense and extraordinary item                                 377,562              38,686             89,238

Fresh start revaluation (note 2)                                          -             538,480                  -
- -------------------------------------------------------------------------------------------------------------------

Income before income tax expense and
     extraordinary item                                             377,562             577,166             89,238

Income tax expense                                                  160,000                   -                  -
- -------------------------------------------------------------------------------------------------------------------

Income before extraordinary item                                    217,562             577,166             89,238

Extraordinary item-gain on debt discharge,
     net of income taxes                                                  -               9,907                  -
- -------------------------------------------------------------------------------------------------------------------

Net income                                              $           217,562             587,073             89,238
- -------------------------------------------------------------------------------------------------------------------

Income per common share:
     Primary                                            $              0.17                0.38               0.06

     Fully diluted                                      $              0.15                0.38               0.06
- -------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

Schedule 2.1(1) - Schedule of Debts and Liens

Lighthouse Investments, LLC
Promissory Note dated 3/12/96
Outstanding Balance: $119,475.68 including accrued interest
Security: All standard shop drawings owned by Consumat for its product lines of waste disposal and air pollution control equipment

Schedule 2. l(o) - Debts to/from Shareholders. Officers and Directors

Note Receivable from Robert L. Massey, President
Note dated 12/11/85
Original Balance: $75,000.00
Current Balance: $19,028.00

Schedule 2. 1(r) - Schedule of Contracts in Excess of $25.000


Air Pollution Control Products, Inc.
Purchase Order # 008637 Change Order
Project # P-5227 Pentagon Project Addition
Contract Value: $622,400

Air Pollution Control Products, Inc.
Project # P-5261 East Carolina University Medical Center
Contract Value: $751,715

Samsung Heavy Industries Co., Inc.
Purchase Order # F7BM0002
Project # 5272 Hankook Time
Contract Value: $2,137,288

                                   SCHEDULE B
                     Amendments to Covenants and Agreements


None